    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 13, 1997



                                                      REGISTRATION NO. 333-33409

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 1 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                           TOYMAX INTERNATIONAL, INC.

             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                            5092                           11-3391335
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization)     Classification Code Number)           Identification No.)

                             125 EAST BETHPAGE ROAD
                              PLAINVIEW, NY 11803
                                 (516) 391-9898
         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)
                            ------------------------

                              STEVEN A. LEBENSFELD
                                   PRESIDENT
                             125 EAST BETHPAGE ROAD
                              PLAINVIEW, NY 11803
                                 (516) 391-9898
           (Name, Address, Including Zip Code, and Telephone Number,
            Including Area Code, of Registrant's Agent for Service)
                            ------------------------

                                   COPIES TO:

             JOEL M. HANDEL, ESQ.                          LAWRENCE B. FISHER, ESQ.
            Baer Marks & Upham LLP                    Orrick, Herrington & Sutcliffe LLP
               805 Third Avenue                                666 Fifth Avenue
              New York, NY 10022                              New York, NY 10103
                (212) 702-5700                                  (212) 506-5000
          (212) 702-5941 (facsimile)                      (212) 506-5151 (facsimile)

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

        AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION
                                   STATEMENT.
                            ------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /______
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /______
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8 (A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


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
                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the issuance and distribution of the securities being registered hereunder (including the shares of Common Stock which may be issued pursuant to the over-allotment option). All of the amounts shown are estimates (except for the SEC and the NASD registration fees).

SEC filing fee......................................................  $   7,496
NASD filing fee.....................................................      2,974
NASDAQ listing fee..................................................          *
Transfer agent's fee................................................          *
Printing and engraving expenses.....................................          *
Legal fees and expenses.............................................          *
Blue sky filing fees and expenses (including counsel fees)..........          *
Accounting fees and expenses........................................          *
Miscellaneous expenses..............................................          *
                                                                      ---------
    Total...........................................................  $       *
                                                                      ---------
                                                                      ---------

------------------------

*   To be provided by amendment

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Bylaws provide that the Registrant will indemnify its directors, executive officers, other officers, employees and agents to the fullest extent permitted by Delaware law.

    The Registrant's Amended and Restated Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

    Reference is made to Section       of the Underwriting Agreement (Exhibit
1.1 to this Registration Statement) which provides for indemnification by the Underwriters and their controlling persons, on the one hand, and of the Registrant and its controlling persons on the other hand, against certain civil liabilities, including liabilities under the Securities Act.

    The Registrant intends to apply for a director and officer liability insurance policy, under which each director and certain officers of the Company would be insured against certain liabilities.

ITEM 15. RECENT SALE OF UNREGISTERED SECURITIES.


    The Registrant was organized as a Delaware corporation on August 6, 1997. The only shares issued by the Registrant are 7,500,000 shares of Common Stock issued in exchange for 425,686 shares of Common Stock and 24,224 shares of Preferred Stock of Toymax (H.K.) Limited held by the stockholders of Toymax (H.K.) Limited.


    The Company believes that the issuances described above were made in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering. No underwriter or underwriting discount or commission was involved in any of such issuances.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits

    The following Exhibits are filed herewith and made a part hereof.


    **1.1  Form of Underwriting Agreement.

 **3.1(a)  Certificate of Incorporation of the Registrant.

 **3.1(b)  Amended and Restated Certificate of Incorporation of the Registrant.

    **3.2  By-Laws of the Registrant.

    **4.1  Specimen Stock Certificate for shares of Common Stock.

    **4.2  Form of Representative's Warrant Agreement including Form of Redeemable
           Warrant Certificate.

    **5.1  Opinion of Baer Marks & Upham LLP.

   **10.1  1997 Stock Option Plan.

   **10.2  Key Employee Bonus Plan.

    *10.3  Agreement of lease of the Company's offices at 125 E. Bethpage Road,
           Plainview, New York.

    *10.4  Lease of the Company's showroom at 200 Fifth Avenue, New York, New York, as amended.

    *10.5  Tenancy Agreement between David Chu Ki Kwan, Frances Leung Shuk Kuen and
           Toymax (H.K.) Limited for the Company's showroom at Concordia Plaza, No.1
           Science Museum Road, Tsimshatsui East, Kowloon

    *10.6  Agency Agreement dated April 1, 1997, between the Company and Tai Nam.

    *10.7  Credit Facility Agreement dated June 12, 1997 between the Company and State
           Street.

    *10.8  Security Agreement with State Street dated June 5, 1991.

    *10.9  Factoring Agreement dated June 4, 1991 between the Company and Congress
           Talcott Corporation, as amended.

  **10.10  Demand Loan Agreement between Tai Nam and the Hong Kong Bank.

  **10.11  Employment Agreement with Steven Lebensfeld.

  **10.12  Employment Agreement with Harvey Goldberg.

  **10.13  Employment Agreement with Kenneth Price.

  **10.14  Employment Agreement with Carmine Russo.

  **10.15  Employment Agreement with Andrew Stein.

   **21.1  List of Subsidiaries of the Registrant.

   **23.1  Consent of Baer Marks & Upham LLP (filed as part of Exhibit 5.1).

    *23.2  Consent of BDO Seidman LLP, independent certified public accountants.

    *23.3  Consent of Deloitte Touche Tohmatsu, independent auditors.

    *24.1  Powers of Attorney (included on the signature page hereof).

       27  Financial Data Schedule


------------------------


*   Previously filed.



**  To be filed by Amendment.


    (b) Financial Statement Schedules

    All other schedules have been omitted because the information to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

ITEM 17. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

        (a)(1) to file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

           (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

           (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volumes and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1), or
    (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

          (2) For determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and that offering of such securities at that time shall be deemed the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 13th day of August, 1997.


                                TOYMAX INTERNATIONAL, INC.

                                BY:           /S/ STEVEN A. LEBENSFELD
                                     -----------------------------------------
                                                Steven A. Lebensfeld
                                                     PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates stated:



          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------
              *                 Chairman
------------------------------                                 August 13, 1997
      David Ki Kwan Chu

   /s/ STEVEN A. LEBENSFELD     President (Principal
------------------------------    Executive Officer) and       August 13, 1997
     Steven A. Lebensfeld         Director

              *                 Executive Vice President
------------------------------    and Director                 August 13, 1997
       Harvey Goldberg

                                Chief Financial Officer and
 /s/ WILLIAM A. JOHNSON, JR.      Treasurer (Principal
------------------------------    Financial and Accounting     August 13, 1997
   William A. Johnson, Jr.        Officer)




                /s/ WILLIAM A. JOHNSON, JR.
           -------------------------------------
                  William A. Johnson, Jr.
*By:                  ATTORNEY-IN-FACT

                  /S/ STEVEN A. LEBENSFELD
           -------------------------------------
                    Steven A. Lebensfeld
                      ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


  EXHIBIT                                          DESCRIPTION                                          PAGE
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

 27          Financial Data Schedule